UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2007 (January 7, 2007)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-11899 (Commission File No.)	22-2674487 (IRS Employer Identification No.)

1100 Louisiana Street, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger
Second Agreement to Rights Agreement
Form of Amendment No. 2 to Amended and Restated Employment Agreement
Amendment to 401(k) Plan and Trust
First Amendment to Supplement Executive Retirement Plan
Second Amendment to Change of Control Plan
Press Release
Letter to Employees

     Item 1.01 Entry into a Material Definitive Agreement.
     Merger Agreement
     On January 7, 2007, The Houston Exploration Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Forest Oil Corporation, a New York corporation (“Forest”), and MJCO Corporation, a Delaware corporation and a wholly owned subsidiary of FD (“Merger Sub”), pursuant to which (i) Merger Sub will be merged with and into the Company, with the Company surviving the merger, followed by (ii) the merger of the Company with and into Forest, with Forest surviving the merger (together, the “Merger”). The Board of Directors of the Company unanimously approved the Merger Agreement and the Merger.
     In the Merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive (i) $26.25 per share in cash, without interest, and (ii) .84 shares of Forest common stock, par value $0.10 per share. The Company’s stockholders may elect to receive their consideration in the form of cash or stock, or in a blend of cash and stock, subject to equalization and to proration in accordance with the provisions of the Merger Agreement if either the cash component or the stock component is oversubscribed. The Merger is structured to qualify as a reorganization for U.S. federal income tax purposes, such that each Company stockholder generally should be subject to U.S. federal income tax only on the cash, if any, it receives in the Merger (or, if less, the gain it realizes upon the exchange of its shares in the Merger).
     The parties have made customary representations, warranties and covenants in the Merger Agreement, including (i) the Company’s agreement, subject to certain exceptions, to conduct its business in the ordinary course and not to engage in certain activities between the execution of the Merger Agreement and the consummation of the Merger and (ii) the agreement of the Company and Forest, subject to certain exceptions, to not solicit alternative transactions or enter into discussions concerning, or provide information in connection with, alternative transactions. The Merger is subject to approval by the Company’s stockholders and applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions, and the issuance of stock by Forest in the Merger is subject to approval by Forest’s stockholders.
     The Merger Agreement contains certain termination rights, including if the Merger is not consummated by September 30, 2007, for both Forest and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Forest a termination fee of $55 million, or Forest may be required to pay to the Company a termination fee of $60 million. In the event the Company’s stockholders do not adopt the Merger Agreement, the Company must pay to Forest a fee of $5 million to cover its expenses. In the event the stockholders of Forest do not approve the issuance of Forest common stock in the Merger, Forest must pay to the Company a fee of $5 million to cover its expenses.

     The representations and warranties that the parties have made to each other in the Merger Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Merger Agreement, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement were made only for purposes of such Merger Agreement, are solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters to the Merger Agreement that the parties exchanged in connection with the signing of the Merger Agreement. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Forest’s public disclosures.
     The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Merger Agreement.
     Voting Agreement
     Concurrently with the execution of the Merger Agreement, JANA Master Fund, Ltd. and JANA Pirahna Master Fund, Ltd. (collectively, “JANA”) entered into a voting agreement with Forest and Merger Sub (the “Voting Agreement”) pursuant to which JANA has agreed, during the term of the Voting Agreement, to vote its shares of the Company’s common stock in favor of the Merger and the adoption of the Merger Agreement and against any transaction that would impede or delay the Merger, and granted to Forest a proxy to vote its shares at any stockholder meeting convened to consider such matters. As of January 7, 2007, JANA beneficially owned approximately 14.7% of the total issued and outstanding shares of the Company’s common stock. JANA may revoke its agreement in certain instances, including a Company Adverse Recommendation Change (as defined in the Merger Agreement) or any material amendment to the Merger Agreement that is adverse to the Company or its stockholders.
     Item 3.03 Material Modification to Rights of Security Holders
     On January 7, 2007, the Company and The Bank of New York entered into the Second Amendment (the “Second Amendment”) to the Rights Agreement dated as of August 12, 2004, between the Company and The Bank of New York, as Rights Agent, as amended by the First Amendment dated as of May 2, 2005 (the “Rights Agreement”). The Company entered into the Second Amendment to render the Rights Agreement inapplicable to (i) the approval, execution, delivery, adoption and performance of the Merger Agreement and the Voting Agreement, (ii) the

consummation of the Merger or the other transactions contemplated by the Merger Agreement and (iii) the announcement of the Merger, the Merger Agreement and the Voting Agreement.
     The Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Second Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Second Amendment.
     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Employment Agreement Amendments
     In connection with the Merger, each executive officer of the Company will be given the opportunity to amend his or her employment agreement (“Employment Agreement Amendment”) with the Company to provide that, unless the executive officer and Forest otherwise agree in a written agreement, the executive officer will provide transition services to Forest for 60 days following consummation of the Merger and will be entitled to severance upon the termination of the executive officer’s employment at the end of the transition period (or any earlier date on which the executive officer’s employment is terminated by Forest for any reason other than “cause” (as that term is defined in the executive officer’s employment agreement) or due to the executive officer’s death or disability). Any executive officer that so wishes to amend his or her employment agreement must do so within two weeks following the date of the Merger Agreement.
     The form of the Employment Agreement Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the form of the Employment Agreement Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the form of the Employment Agreement Amendment.
     Benefit Plan Amendments
     Also, in connection with the Merger, the Company’s 401(k) Plan and Trust was amended to provide for the full vesting of all account balances thereunder at the effective time of the Merger with respect to participants who are employed by the Company immediately prior to such effective time. The Company’s 2005 Executive Deferred Compensation Plan follows the 401(k) Plan, so its balances also will vest upon the Merger. The Company also amended its Supplemental Executive Retirement Plan (“SERP”) and Change of Control Plan. The SERP was amended to eliminate provisions relating to the appointment of an independent plan administrator. The Change of Control Plan was amended to clarify the scope of outplacement services and to provide that the Plan will be administered by the Company or one or more individuals designated by the Company rather than the individual officer currently designated in the Plan.
     The amendments to the plans are attached hereto as Exhibits 10.2 – 10.4 and are incorporated herein by reference. The description of the amendments to the plans set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the amendments to the plans.

     Item 7.01 Regulation FD Disclosure
     On January 7, 2007, the Company issued the press release attached as Exhibit 99.1. In addition, on January 8, 2007, a letter from William G. Hargett, in the form attached hereto as Exhibit 99.2, was distributed to the Company’s employees.
     Additional Information and Where to Find It
     A meeting of the Company’s stockholders will be announced soon to obtain stockholder approval for the Merger. The Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials in connection with the Merger, which proxy statement will be mailed to the Company’s stockholders. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, a free copy of the proxy statement, when it becomes available, may be obtained from the Company, at 1100 Louisiana Street, Suite 2000, Houston, Texas 77002. The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed Merger by reading the proxy statement when it becomes available.
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

2.1	Agreement and Plan of Merger dated January 7, 2007 by and among the Company, Forest Oil Corporation and MJCO Corporation.

4.1	Second Amendment to Rights Agreement dated as of January 7, 2007 between The Houston Exploration Company and The Bank of New York, as Rights Agent.

10.1	Form of Amendment No. 2 to [Amended and Restated] Employment Agreement.

10.2	Amendment to The Houston Exploration Company 401(k) Plan and Trust.

10.3	First Amendment to The Houston Exploration Company Supplemental Executive Retirement Plan.

10.4	Second Amendment to The Houston Exploration Company Change of Control Plan.

99.1	Press release issued by The Houston Exploration Company on January 7, 2007.

99.2	Letter to The Houston Exploration Company employees from William G. Hargett, dated January 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 7, 2007 by and among the Company, Forest Oil Corporation and MJCO Corporation.

4.1	Second Amendment to Rights Agreement dated as of January 7, 2007 between The Houston Exploration Company and The Bank of New York, as Rights Agent.

10.1	Form of Amendment No. 2 to [Amended and Restated] Employment Agreement.

10.2	Amendment to The Houston Exploration Company 401(k) Plan and Trust.

10.3	First Amendment to The Houston Exploration Company Supplemental Executive Retirement Plan.

10.4	Second Amendment to The Houston Exploration Company Change of Control Plan.

99.1	Press release issued by The Houston Exploration Company on January 7, 2007.

99.2	Letter to The Houston Exploration Company employees from William G. Hargett, dated January 8, 2006.